SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2004

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA  94598

(Address of principal executive offices/Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events and Regulation FD Disclosure.

On February 17, 2004, at a meeting of the Board of Directors of the Registrant, the Board of Directors approved an amendment to the Bylaws of the Registrant to change the number of directors which shall constitute the whole board from six directors to five effective as of March 1, 2004.  A copy of the amended and restated Bylaws is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description of Document

99.1	Amended and Restated Bylaws of Westaff, Inc. effective as of March 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and
Chief Financial Officer

Date: March 2, 2004

EXHIBIT INDEX

99.1                           Amended and Restated Bylaws of Westaff, Inc. effective as of March 1, 2004.